UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Warren Corporate Center Drive
Warren, NJ	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 31, 2024, PTC Therapeutics, Inc. (the “Company”) and Warren CC Acquisitions, LLC, (the “Landlord”) entered into a First Amendment to Lease Agreement (the “Amendment”), which amends that certain Lease Agreement dated as of May 24, 2022 between the Company and the Landlord (the “Lease Agreement”). The Lease Agreement was initially for two entire buildings comprised of approximately 360,000 square feet of shell condition, modifiable space (the “Premises”) at a facility located in Warren, New Jersey over an initial term of 17 years.

Pursuant to the Amendment, as of the Surrender Effective Date (as defined in the Amendment), the Company will only be leasing one building comprised of approximately 180,000 square feet. The Company will continue paying rent as scheduled, along with certain maintenance and utilities costs, through the end of December 2027, after which the Company will pay a reduced aggregate base rent of $57.7 million, reflecting a reduction of $57.7 million to the aggregate base rent for the initial Term (as defined in the Lease Agreement).

Under the Amendment, the Company’s allowance provided by the Landlord to be used towards certain improvements to the Premises is reduced from $36.1 million to $23.9 million, which is to be paid in accordance with the Lease Agreement.

Under the Lease Agreement, the Company was also obligated to provide the Landlord with an unconditional evergreen letter of credit (the “Letter of Credit”) in the amount of approximately $8.1 million for a term of not less than the earlier of (i) three years or (ii) sixty days after the Expiration Date (as defined in the Lease Agreement), as a security deposit. Under the Amendment, the Letter of Credit shall be amended to increase the amount of the security deposit to $10.0 million (the “Amended Letter of Credit”). If after July 1, 2027, the Company is not in default of the Lease Agreement and meets certain creditworthiness guidelines, then the Amended Letter of Credit will be reduced to $5.0 million. If after December 31, 2028, the Company is not in default of the Lease Agreement and meets certain creditworthiness guidelines, then the Amended Letter of Credit will be further reduced to $2.5 million.

The foregoing summaries of the Amendment and the Amended Letter of Credit are not complete and are qualified in their entirety by reference to the Amendment and the Amended Letter of Credit, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in or incorporated by reference into Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: January 3, 2025	By:	/s/ Pierre Gravier
	Name:	Pierre Gravier
	Title:	Chief Financial Officer